EXHIBIT 32

SECTION 1350 CERTIFICATION

To our knowledge, the undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Bruce W. Elder	/s/ Scott C. McLean
Bruce W. Elder	Scott C. McLean
President and	Executive Vice President
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Date: August 11, 2016	Date: August 11, 2016